UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2011

MERRIMAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15831	11-2936371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

600 California Street, 9th Floor,
San Francisco, California  94108
( Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 3.02	Unregistered Sales of Equity Securities.

On December 30, 2011, the Company entered into definitive agreements for the sale and issuance of 2,531,744 shares of Series E Preferred Stock at a price per share of $0.63, resulting in total proceeds to the Company of $1,595,000 (the “Series E Offering”).  For each share of Series E Preferred Stock purchased, the investors received a warrant to purchase 0.5 shares of common stock, also at $0.63 per share, for a term of five years.  A total of 1,265,874 warrants were issued in the Series E Offering.  The entire $1,595,000 invested in the Series E Offering was invested by members of the Company’s Board of Directors, each of whom participated.

No underwriters, underwriting discounts or commissions were involved in the Series E Offering.

Item 3.03	Material Modifications to Rights of Security Holders.

As a result of the Series E Offering, the holders of the Series D Preferred Stock of the Company were entitled to an antidilution adjustment to the conversion price into common stock of the Company.  On December 29, 2011, a majority of the holders of the Series D Preferred amended the Series D Certificate of Designation to provide for a reduction in the antidilution adjustment they would otherwise be entitled to.  As a result of the modified antidilution adjustment, the number of shares of common stock the holders of the outstanding shares of Series D Preferred Stock would be entitled to upon conversion increased from 5,632,148 to 6,676,323.  As the Series E Preferred ranks pari-pasu with the Series D Preferred with respect to dividends and liquidation, the issuance of the Series E Preferred will also have the effect of increasing the claims on the earnings and assets of the Company, it will have the effect of reducing the pool of such earnings and assets of the Company available to the holders of Series E Preferred and Common Stock of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

In connection with the Series E Offering, the following two amendments were made to the Company’s Certificate of Incorporation effective December 29, 2011: (i) The Series D Certificate of Designation was amended to modify the antidilution protection as described in Section 3.01 above; and (ii) a Series E Certificate of Designation was filed providing for the rights of the Series E Preferred.

The Series E Preferred carries a dividend of 9% per annum, payable quarterly, and has a liquidation preference equal to $0.63 per share.  Both the dividend and liquidation rights are pari-passu with the Series D.  Series E generally votes together with the Series D as a single class on election of directors and other matters on which the Series D has a class vote, and together with the Series D and Common Stock of the Company as a single class on other matters.

The amendment the Series D Certificate of Designation and the Series E Certificate of Designation are attached hereto as exhibits.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The amendment the Series D Certificate of Designation and the Series E Certificate of Designation described in Section 5.03 above was approved by a majority of the holders of the Series D Preferred on December 29, 2011 in an action by written consent.

Item 9.01(d)	Exhibits

3.9	Certificate of Amendment of Certificate of Designation implementing changes to antidilution provisions of Series D Preferred Stock, effective December 29, 2011.

3.10	Certificate of Designation of Series E Preferred Stock, effective December 29, 2011.

99.1	Press Release dated January 5, 2012 announcing Series E Preferred Stock funding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merriman Holdings, Inc.

Date: January 5, 2012	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chief Executive Officer